Exhibit 1.01

NeoPhotonics Corporation

Conflict Minerals Report

For the reporting period from January 1, 2016 to December 31, 2016

This Conflict Minerals Report (this “Report”) of NeoPhotonics Corporation (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2016 to December 31, 2016. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture a product and any mineral specified in the Rule is necessary for the functionality or production of such products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and its adjoining countries, which include the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products, and the Conflict Minerals are necessary for the functionality or production of those products.

Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the calendar year 2016.

The Company is a leading provider of optical components, modules and subsystems based on PIC (photonic integrated circuit) technology that enable the delivery of video, voice and data over telecommunications, datacom, and cable TV networks. Our products, which are referred to in this Report collectively as the “Covered Products,” include electro-optical transceivers for telecom and datacom applications, optical semiconductor devices for amplication and modulation of optical signals, semiconductor lasers and laser assemblies for transmission and modulation of optical signals, passive optical devices for optical signal management, MEMS-based optical attenuation devices and optical receivers.

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its direct suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products, including sources of Conflict Minerals that are supplied to them by sub-tier suppliers. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best suited to identify the sources of Conflict Minerals, and therefore has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals in its Covered Products. This good faith reasonable country of origin inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled scrap or scrap sources.  In designing its reasonable country of origin inquiry, the Company employed a combination of measures, as described in this Report, to determine whether the Conflict Minerals in its Covered Products originated from the Covered Countries and, to the extent applicable, these measures were the same as the processes and procedures the Company used for its due diligence as described below, including in particular Step 1 and Step 2 below.

In connection with its reasonable country of origin inquiry, the Company has requested information regarding Conflict Minerals in its supply chain from all of the Company’s direct suppliers sourcing materials in the Company’s products, using the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (the “Conflict Minerals Survey”).  During the course of the year, the Company also followed up with those suppliers who had not responded to the Company’s previous requests for completion of the Conflict Minerals Survey and who previously provided incomplete responses to the Conflict Minerals Survey.

Based on the results of its reasonable country of origin inquiry, the Company has reason to believe that, during the period covered by this Report, certain Conflict Minerals used in its Covered Products may have originated in the Covered Countries and, as a result, the Company was required to conduct due diligence for 2016.  These due diligence efforts are discussed below.

Due Diligence Process

Based on the results of the Company’s reasonable country of origin inquiry, the Company exercised due diligence on the source and chain of custody of the Conflict Minerals in its Covered Products. The Company’s due diligence measures are designed to attempt to ascertain the facilities used to process any Conflict Minerals in our Covered Products, the country of origin of any Conflict Minerals in our Covered Products and the mine(s) or location of origin with the greatest possible specificity.

The Company’s due diligence measures have been designed to conform in all material respects to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”).  The OECD Guidance specifies a five-step framework for risk-based due diligence for responsible supply chains of minerals sourced from conflict-affected and high-risk areas.

Step 1: Establish Strong Company Management Systems

(i)             Supply Chain Policy for Conflict Minerals.  The Company has adopted a policy relating to Conflict Minerals (the “Conflict Minerals Statement”). The Conflict Minerals Statement states that the Company is committed to working with our global supply chain to ensure compliance with the OECD Guidance and regulations promulgated by the SEC concerning Conflict Minerals. We also note in our statement that our supplier agreements include conflict mineral due diligence and reporting requirements. The Company will make best efforts to ensure that any direct sourcing by the Company of tin, tungsten, tantalum and gold will only be from sources that are DRC conflict-free, as defined in the Rule. If we become aware of instances where Conflict Minerals in our supply chain potentially finance armed groups, as defined in the Rule, we will work with our suppliers to find alternate conflict-free sources. Our Conflict Minerals Statement is publicly available in the section on Social Responsibility on the Company’s website at www.neophotonics.com.

(ii)          Management Support.  To enable compliance with the SEC’s regulations concerning Conflict Minerals, the Company has developed a process that is aligned with its Conflict Minerals Statement, and is documented in the Company’s controlled procedure entitled “Conflict Materials Management and Control Procedure.” The Company initiated a program to address the SEC’s conflict minerals requirements in early 2013.  This program is managed by a team of subject matter experts from relevant functions within the Company, including Supply Chain Management, Supplier Quality Engineering, Quality Systems, Research and Development, Product Application Engineering and Customer Service (the “Conflict Minerals Compliance Team”) and is led by our Vice President of Global Product Engineering & Quality Assurance. This global activity is overseen by our Conflict Minerals Free Management Committee composed of our Vice President of Global Product Engineering & Quality Assurance as well as our General Counsel and Director of Global Supply Chain Management.

(iii)       Controls and Transparency.  To establish a system of controls and transparency over the conflict minerals supply chain, the Company incorporated into its due diligence procedures a requirement for suppliers to provide information regarding the smelters and refiners in the supply chain using the Conflict Minerals Survey.  The Conflict Minerals Survey is designed by CFSI, a recognized industry coalition that focuses on addressing conflict minerals in the supply chain.  The Conflict Minerals Survey requires suppliers to provide information concerning the usage and source of Conflict Minerals in their components, parts and products, as well as information concerning their related compliance efforts.  The Company elected to use the Conflict Minerals Survey because it is a commonly used reported template used in numerous industries, thereby easing the potential for confusion or misunderstanding by the Company’s suppliers.

(iv)      Engagement with Suppliers.  As the Company does not have a direct relationship with conflict mineral smelters and refiners, the Company relies on its suppliers to provide up-to-date and accurate smelter and refiner sourcing information.  The Company’s adoption and utilization of the industry standard CFSI templates, tools and auditing program aided us in establishing consistency and transparency throughout the Company’s supply chain.  In addition, the Company has communicated its requirements to suppliers that the products they supply to the Company be compliant with its Conflict Minerals Statement.

(v)         Grievance Mechanism.  The Company accepts the reporting of known or suspected false information or other grievances concerns its Conflict Minerals programs and practices through its ethics hotline.  Information about how to access the ethics hotline is available in the Company’s Code of Business Conduct available in the Investors section of the Company’s website at www.neophotonics.com.

Step 2:  Identify and Assess Risk in the Supply Chain

As described above, the requests for information regarding Conflict Minerals in the Company’s products were sent to all of the Company’s direct suppliers sourcing materials in the Company’s products, using the Conflict Minerals Survey.  Members of the Conflict Minerals Compliance Team collected and reviewed supplier responses to the Conflict Minerals Survey to identify incomplete, inaccurate or inconsistent responses, and consolidated this information in a central database.  The Company followed up with those suppliers that failed to respond to the Conflict Minerals Survey or that submitted incomplete responses or responses that contained inaccuracies or inconsistencies or were otherwise determined not to be suitable.  The Company also  continues to work with those suppliers who have not yet provided responses or have provided incomplete responses.

To the extent that a completed response identified a smelter or refiner, the Company reviewed this information against the list of conflict free and “active” smelters and refiners and country of origin information published by the CFSI’s Conflict Free Smelter Program.  For non-certified smelters and refiners, we attempted outreach to encourage their participation in certification programs.  The Company also attempted to ascertain whether the smelter or refiner information provided was specific to the products supplied to the Company to determine whether the identified smelters are in the Company’s supply chain.

Step 3:  Design and Implement a Strategy to Respond to Identified Risks

The Conflict Minerals Compliance Team reported the findings of its compliance efforts in respect of 2016 to the Conflict Minerals Free Management Committee who will report on an annual basis to the Board of Directors.

Pursuant to our Conflict Minerals Statement, if the Company becomes aware of instances where Conflict Minerals in our supply chain potentially finance armed groups, as defined in the Rule, we will work with our suppliers to find alternate conflict-free sources.

Further, to mitigate the risk that Conflict Minerals in our supply chain potentially finance armed groups, we intend to engage in the additional measures discussed under “Risk Mitigation Efforts” below.

Step 4: Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Because the Company does not source Conflict Minerals directly from smelters or refiners, we rely on third parties, including the CFSI, to coordinate and conduct third party audits of these facilities.  The Company utilizes the published results of these third-party audits to determine whether a specified smelter or refiner processes Conflict Minerals that directly or indirectly finance or benefit armed groups.

Step 5: Report on Supply Chain Due Diligence

The Company has filed a Form SD and this Conflict Minerals Report with the SEC and has made the Conflict Minerals Report available in the section on Social Responsibility on the Company’s website at www.neophotonics.com.

Identified Smelters and Refiners

In connection with the our reasonable country of origin inquiry or due diligence, as applicable, the Company’s suppliers identified to us the smelters and refiners listed on Annex A as having processed the necessary Conflict Minerals contained in the Covered Products.  Due to the Company’s position in the supply chain, the Company relies on its suppliers for accurate smelter and refiner information.  The Company’s due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the necessary Conflict Minerals contained in the Covered Products.

As indicated in the table in Annex A, the Company has gathered the names of 321 smelters and refiners identified by its direct suppliers in the Conflict Minerals Survey. Among them, 245 are on CFSI’s list of “Compliant” smelters and refiners, 12 are included on CFSI’s list of “Active” smelters and refiners, and 56 are included on CFSI’s list of “Standard” smelters and refiners. See Annex A for definitions of Compliant , Active and Standard.

Country of Origin Information and Efforts to Determine Mine Location

A majority (59.84%) of the responses received provided smelter and refiner information at a company or divisional level, or were unable to specify the smelters and refiners used for products supplied to the Company. The Company is unable to determine whether any of the Conflict Minerals reported by these suppliers were contained in components or parts supplied to us, or to validate that any of these smelters and refiners are actually in the Company’s supply chain. In addition, 4.1% of responses to Conflict Minerals Survey Question 6 (Have you identified all of the smelters supplying the 3TG to your supply chain?) were “No”.  Therefore, in addition to being unable to determine whether reported smelters and refiners are part of the Company’s supply chain, we are also unsure as to the completeness of the population of smelters and refiners received. Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to determine the country of origin of the conflict minerals in its products or the facilities used to process the conflict minerals, including whether the conflict minerals were from recycled or scrap sources.

Risk Mitigation Efforts

In the next compliance period, the Company will take the following steps to improve its due diligence and mitigate any risk that the Conflict Minerals in the Covered Products could benefit armed groups in the Covered Countries:

•                  Continue to follow up with suppliers who have not responded or have submitted incomplete responses to the Conflict Minerals Survey, clarify any issues and encourage responses;

•                  Continue to encourage suppliers that provided company level information in their prior responses to the Conflict Minerals Survey to provide product level information through ongoing outreach with these suppliers;

•                  Continue to encourage our suppliers to implement responsible sourcing of Conflict Minerals; and

•                  Continue to encourage our suppliers to require the smelters and refiners in their supply chain to obtain conflict-free designations from an independent, third party auditor.

Annex A

Smelter and Refiner Information

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Gold	Advanced Chemical Company	CFSP Full Compliant Smelter
Gold	Aida Chemical Industries Co., Ltd.	CFSP Full Compliant Smelter
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CFSP Full Compliant Smelter
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CFSP Full Compliant Smelter
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CFSP Full Compliant Smelter
Gold	Argor-Heraeus S.A.	CFSP Full Compliant Smelter
Gold	Asahi Pretec Corp.	CFSP Full Compliant Smelter
Gold	Asaka Riken Co., Ltd.	CFSP Full Compliant Smelter
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CFSP Standard Smelter List
Gold	Aurubis AG	CFSP Full Compliant Smelter
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CFSP Full Compliant Smelter
Gold	Boliden AB	CFSP Full Compliant Smelter
Gold	C. Hafner GmbH + Co. KG	CFSP Full Compliant Smelter
Gold	Caridad	CFSP Standard Smelter List
Gold	CCR Refinery - Glencore Canada Corporation	CFSP Full Compliant Smelter
Gold	Cendres + Métaux S.A.	CFSP Standard Smelter List
Gold	Yunnan Copper Industry Co., Ltd.	CFSP Standard Smelter List
Gold	Chimet S.p.A.	CFSP Full Compliant Smelter
Gold	Chugai Mining	CFSP Standard Smelter List
Gold	Daejin Indus Co., Ltd.	CFSP Full Compliant Smelter
Gold	Daye Non-Ferrous Metals Mining Ltd.	CFSP Standard Smelter List

Gold	DSC (Do Sung Corporation)	CFSP Full Compliant Smelter
Gold	DODUCO GmbH	CFSP Full Compliant Smelter
Gold	Dowa	CFSP Full Compliant Smelter
Gold	Eco-System Recycling Co., Ltd.	CFSP Full Compliant Smelter
Gold	OJSC Novosibirsk Refinery	CFSP Full Compliant Smelter
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CFSP Standard Smelter List
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CFSP Standard Smelter List
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CFSP Standard Smelter List
Gold	Heimerle + Meule GmbH	CFSP Full Compliant Smelter
Gold	Heraeus Ltd. Hong Kong	CFSP Full Compliant Smelter
Gold	Heraeus Precious Metals GmbH & Co. KG	CFSP Full Compliant Smelter
Gold	Hunan Chenzhou Mining Co., Ltd.	CFSP Standard Smelter List
Gold	HwaSeong CJ Co., Ltd.	CFSP Standard Smelter List
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CFSP Full Compliant Smelter
Gold	Ishifuku Metal Industry Co., Ltd.	CFSP Full Compliant Smelter
Gold	Istanbul Gold Refinery	CFSP Full Compliant Smelter
Gold	Japan Mint	CFSP Full Compliant Smelter
Gold	Jiangxi Copper Co., Ltd.	CFSP Full Compliant Smelter
Gold	Asahi Refining USA Inc.	CFSP Full Compliant Smelter
Gold	Asahi Refining Canada Ltd.	CFSP Full Compliant Smelter
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CFSP Full Compliant Smelter
Gold	JSC Uralelectromed	CFSP Full Compliant Smelter
Gold	JX Nippon Mining & Metals Co., Ltd.	CFSP Full Compliant Smelter
Gold	Kazakhmys Smelting LLC	CFSP Standard Smelter List

Gold	Kazzinc	CFSP Full Compliant Smelter
Gold	Kennecott Utah Copper LLC	CFSP Full Compliant Smelter
Gold	Kojima Chemicals Co., Ltd.	CFSP Full Compliant Smelter
Gold	Kyrgyzaltyn JSC	CFSP Full Compliant Smelter
Gold	L’azurde Company For Jewelry	CFSP Standard Smelter List
Gold	Lingbao Gold Co., Ltd.	CFSP Standard Smelter List
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CFSP Standard Smelter List
Gold	LS-NIKKO Copper Inc.	CFSP Full Compliant Smelter
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CFSP Standard Smelter List
Gold	Materion	CFSP Full Compliant Smelter
Gold	Matsuda Sangyo Co., Ltd.	CFSP Full Compliant Smelter
Gold	Metalor Technologies (Suzhou) Ltd.	CFSP Full Compliant Smelter
Gold	Metalor Technologies (Hong Kong) Ltd.	CFSP Full Compliant Smelter
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CFSP Full Compliant Smelter
Gold	Metalor Technologies S.A.	CFSP Full Compliant Smelter
Gold	Metalor USA Refining Corporation	CFSP Full Compliant Smelter
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CFSP Full Compliant Smelter
Gold	Mitsubishi Materials Corporation	CFSP Full Compliant Smelter
Gold	Mitsui Mining and Smelting Co., Ltd.	CFSP Full Compliant Smelter
Gold	Moscow Special Alloys Processing Plant	CFSP Full Compliant Smelter
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CFSP Full Compliant Smelter
Gold	Navoi Mining and Metallurgical Combinat	CFSP active smelter
Gold	Nihon Material Co., Ltd.	CFSP Full Compliant Smelter
Gold	Elemetal Refining, LLC	CFSP Standard Smelter List

Gold	Ohura Precious Metal Industry Co., Ltd.	CFSP Full Compliant Smelter
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CFSP Full Compliant Smelter
Gold	PAMP S.A.	CFSP Full Compliant Smelter
Gold	Penglai Penggang Gold Industry Co., Ltd.	CFSP Standard Smelter List
Gold	Prioksky Plant of Non-Ferrous Metals	CFSP Full Compliant Smelter
Gold	PT Aneka Tambang (Persero) Tbk	CFSP Full Compliant Smelter
Gold	PX Précinox S.A.	CFSP Full Compliant Smelter
Gold	Rand Refinery (Pty) Ltd.	CFSP Full Compliant Smelter
Gold	Royal Canadian Mint	CFSP Full Compliant Smelter
Gold	Sabin Metal Corp.	CFSP Standard Smelter List
Gold	Samduck Precious Metals	CFSP Full Compliant Smelter
Gold	Samwon Metals Corp.	CFSP Standard Smelter List
Gold	Schone Edelmetaal B.V.	CFSP Full Compliant Smelter
Gold	SEMPSA Joyería Platería S.A.	CFSP Full Compliant Smelter
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CFSP Standard Smelter List
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CFSP Full Compliant Smelter
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CFSP Full Compliant Smelter
Gold	So Accurate Group, Inc.	CFSP Standard Smelter List
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CFSP Full Compliant Smelter
Gold	Solar Applied Materials Technology Corp.	CFSP Full Compliant Smelter
Gold	Sumitomo Metal Mining Co., Ltd.	CFSP Full Compliant Smelter
Gold	Tanaka Kikinzoku Kogyo K.K.	CFSP Full Compliant Smelter
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CFSP Standard Smelter List
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CFSP Full Compliant Smelter

Gold	Tokuriki Honten Co., Ltd.	CFSP Full Compliant Smelter
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CFSP Standard Smelter List
Gold	Torecom	CFSP Full Compliant Smelter
Gold	Umicore Brasil Ltda.	CFSP Full Compliant Smelter
Gold	Umicore S.A. Business Unit Precious Metals Refining	CFSP Full Compliant Smelter
Gold	United Precious Metal Refining, Inc.	CFSP Full Compliant Smelter
Gold	Valcambi S.A.	CFSP Full Compliant Smelter
Gold	Western Australian Mint trading as The Perth Mint	CFSP Full Compliant Smelter
Gold	Yamamoto Precious Metal Co., Ltd.	CFSP Full Compliant Smelter
Gold	Yokohama Metal Co., Ltd.	CFSP Full Compliant Smelter
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CFSP Full Compliant Smelter
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CFSP Full Compliant Smelter
Gold	Morris and Watson	CFSP Standard Smelter List
Gold	SAFINA A.S.	CFSP active smelter
Gold	Guangdong Jinding Gold Limited	CFSP Standard Smelter List
Gold	Umicore Precious Metals Thailand	CFSP Full Compliant Smelter
Gold	Geib Refining Corporation	CFSP Full Compliant Smelter
Gold	MMTC-PAMP India Pvt., Ltd.	CFSP Full Compliant Smelter
Gold	Republic Metals Corporation	CFSP Full Compliant Smelter
Gold	KGHM Polska Miedź Spółka Akcyjna	CFSP active smelter
Gold	Fidelity Printers and Refiners Ltd.	CFSP Standard Smelter List
Gold	Singway Technology Co., Ltd.	CFSP Full Compliant Smelter
Gold	Al Etihad Gold Refinery DMCC	CFSP Full Compliant Smelter
Gold	Emirates Gold DMCC	CFSP Full Compliant Smelter

Gold	T.C.A S.p.A	CFSP Full Compliant Smelter
Gold	Remondis Argentia B.V.	CFSP Standard Smelter List
Gold	Korea Zinc Co., Ltd.	CFSP Full Compliant Smelter
Gold	TOO Tau-Ken-Altyn	CFSP Standard Smelter List
Gold	Abington Reldan Metals, LLC	CFSP Standard Smelter List
Gold	SAAMP	CFSP Standard Smelter List
Gold	SAXONIA Edelmetalle GmbH	CFSP Full Compliant Smelter
Gold	WIELAND Edelmetalle GmbH	CFSP Full Compliant Smelter
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CFSP Full Compliant Smelter
Gold	AU Traders and Refiners	CFSP Full Compliant Smelter
Gold	AURA-II	CFSP Standard Smelter List
Gold	Gujarat Gold Centre	CFSP Standard Smelter List
Gold	Sai Refinery	CFSP Standard Smelter List
Gold	Universal Precious Metals Refining Zambia	CFSP Standard Smelter List
Gold	Modeltech Sdn Bhd	CFSP active smelter
Gold	Bangalore Refinery	CFSP active smelter
Gold	Bauer Walser AG	Smelter not listed
Gold	Sen Silver	Smelter not listed
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	Conghua Tantalum and Niobium Smeltry	CFSP Full Compliant Smelter
Tantalum	Duoluoshan	CFSP Full Compliant Smelter
Tantalum	Exotech Inc.	CFSP Full Compliant Smelter
Tantalum	F&X Electro-Materials Ltd.	CFSP Full Compliant Smelter
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CFSP Full Compliant Smelter

Tantalum	Hi-Temp Specialty Metals, Inc.	CFSP Full Compliant Smelter
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	Jiujiang Tanbre Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	King-Tan Tantalum Industry Ltd.	CFSP Full Compliant Smelter
Tantalum	LSM Brasil S.A.	CFSP Full Compliant Smelter
Tantalum	Metallurgical Products India Pvt., Ltd.	CFSP Full Compliant Smelter
Tantalum	Mineração Taboca S.A.	CFSP Full Compliant Smelter
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	Molycorp Silmet A.S.	CFSP Full Compliant Smelter
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	QuantumClean	CFSP Full Compliant Smelter
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	Solikamsk Magnesium Works OAO	CFSP Full Compliant Smelter
Tantalum	Taki Chemical Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	Telex Metals	CFSP Full Compliant Smelter
Tantalum	Ulba Metallurgical Plant JSC	CFSP Full Compliant Smelter
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	D Block Metals, LLC	CFSP Full Compliant Smelter
Tantalum	FIR Metals & Resource Ltd.	CFSP Full Compliant Smelter
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CFSP Full Compliant Smelter

Tantalum	KEMET Blue Metals	CFSP Full Compliant Smelter
Tantalum	Plansee SE Liezen	CFSP Standard Smelter List
Tantalum	H.C. Starck Co., Ltd.	CFSP Full Compliant Smelter
Tantalum	H.C. Starck GmbH Goslar	CFSP Full Compliant Smelter
Tantalum	H.C. Starck GmbH Laufenburg	CFSP Standard Smelter List
Tantalum	H.C. Starck Hermsdorf GmbH	CFSP Full Compliant Smelter
Tantalum	H.C. Starck Inc.	CFSP Full Compliant Smelter
Tantalum	H.C. Starck Ltd.	CFSP Full Compliant Smelter
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CFSP Full Compliant Smelter
Tantalum	Plansee SE Reutte	CFSP Standard Smelter List
Tantalum	Global Advanced Metals Boyertown	CFSP Full Compliant Smelter
Tantalum	Global Advanced Metals Aizu	CFSP Full Compliant Smelter
Tantalum	KEMET Blue Powder	CFSP Full Compliant Smelter
Tantalum	Tranzact, Inc.	CFSP Full Compliant Smelter
Tantalum	E.S.R. Electronics	CFSP Standard Smelter List
Tantalum	Resind Indústria e Comércio Ltda.	CFSP Full Compliant Smelter
Tantalum	Jiangxi Tuohong New Raw Material	CFSP Full Compliant Smelter
Tantalum	Power Resources Ltd.	CFSP Full Compliant Smelter
Tantalum	Global Tungsten & Powders Corp.	Smelter not listed
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CFSP Full Compliant Smelter
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CFSP Full Compliant Smelter
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CFSP Standard Smelter List
Tin	Alpha	CFSP Full Compliant Smelter
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CFSP Full Compliant Smelter

Tin	CV Gita Pesona	CFSP Full Compliant Smelter
Tin	PT Justindo	CFSP Standard Smelter List
Tin	PT Aries Kencana Sejahtera	CFSP Full Compliant Smelter
Tin	CV Serumpun Sebalai	CFSP Full Compliant Smelter
Tin	CV United Smelting	CFSP Full Compliant Smelter
Tin	Dowa	CFSP Full Compliant Smelter
Tin	EM Vinto	CFSP Full Compliant Smelter
Tin	Estanho de Rondônia S.A.	CFSP Standard Smelter List
Tin	Fenix Metals	CFSP Full Compliant Smelter
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CFSP Full Compliant Smelter
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CFSP Standard Smelter List
Tin	Huichang Jinshunda Tin Co., Ltd.	CFSP active smelter
Tin	Gejiu Kai Meng Industry and Trade LLC	CFSP active smelter
Tin	China Tin Group Co., Ltd.	CFSP Full Compliant Smelter
Tin	Malaysia Smelting Corporation (MSC)	CFSP Full Compliant Smelter
Tin	Metallic Resources, Inc.	CFSP Full Compliant Smelter
Tin	Mineração Taboca S.A.	CFSP Full Compliant Smelter
Tin	Minsur	CFSP Full Compliant Smelter
Tin	Mitsubishi Materials Corporation	CFSP Full Compliant Smelter
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CFSP active smelter
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CFSP Full Compliant Smelter
Tin	Operaciones Metalurgical S.A.	CFSP Full Compliant Smelter
Tin	PT Artha Cipta Langgeng	CFSP Full Compliant Smelter
Tin	PT Babel Inti Perkasa	CFSP Full Compliant Smelter

Tin	PT Bangka Tin Industry	CFSP Full Compliant Smelter
Tin	PT Belitung Industri Sejahtera	CFSP Full Compliant Smelter
Tin	PT Bukit Timah	CFSP Full Compliant Smelter
Tin	PT DS Jaya Abadi	CFSP Full Compliant Smelter
Tin	PT Eunindo Usaha Mandiri	CFSP Full Compliant Smelter
Tin	PT Karimun Mining	CFSP Full Compliant Smelter
Tin	PT Mitra Stania Prima	CFSP Full Compliant Smelter
Tin	PT Panca Mega Persada	CFSP Full Compliant Smelter
Tin	PT Prima Timah Utama	CFSP Full Compliant Smelter
Tin	PT Refined Bangka Tin	CFSP Full Compliant Smelter
Tin	PT Sariwiguna Binasentosa	CFSP Full Compliant Smelter
Tin	PT Stanindo Inti Perkasa	CFSP Full Compliant Smelter
Tin	PT Sumber Jaya Indah	CFSP Full Compliant Smelter
Tin	PT Timah (Persero) Tbk Kundur	CFSP Full Compliant Smelter
Tin	PT Timah (Persero) Tbk Mentok	CFSP Full Compliant Smelter
Tin	PT Tinindo Inter Nusa	CFSP Full Compliant Smelter
Tin	PT Tommy Utama	CFSP Full Compliant Smelter
Tin	Rui Da Hung	CFSP Full Compliant Smelter
Tin	Soft Metais Ltda.	CFSP Full Compliant Smelter
Tin	Thaisarco	CFSP Full Compliant Smelter
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CFSP active smelter
Tin	VQB Mineral and Trading Group JSC	CFSP Full Compliant Smelter
Tin	White Solder Metalurgia e Mineração Ltda.	CFSP Full Compliant Smelter
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CFSP Full Compliant Smelter

Tin	Yunnan Tin Company Limited	CFSP Full Compliant Smelter
Tin	CV Venus Inti Perkasa	CFSP Full Compliant Smelter
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CFSP Full Compliant Smelter
Tin	PT Tirus Putra Mandiri	CFSP Standard Smelter List
Tin	PT Wahana Perkit Jaya	CFSP Standard Smelter List
Tin	Melt Metais e Ligas S.A.	CFSP Full Compliant Smelter
Tin	PT ATD Makmur Mandiri Jaya	CFSP Full Compliant Smelter
Tin	Phoenix Metal Ltd.	CFSP Standard Smelter List
Tin	O.M. Manufacturing Philippines, Inc.	CFSP Full Compliant Smelter
Tin	PT Inti Stania Prima	CFSP Full Compliant Smelter
Tin	CV Ayi Jaya	CFSP Full Compliant Smelter
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CFSP active smelter
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CFSP Standard Smelter List
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CFSP Standard Smelter List
Tin	CV Dua Sekawan	CFSP Full Compliant Smelter
Tin	CV Tiga Sekawan	CFSP Full Compliant Smelter
Tin	PT Cipta Persada Mulia	CFSP Standard Smelter List
Tin	An Vinh Joint Stock Mineral Processing Company	CFSP Standard Smelter List
Tin	Resind Indústria e Comércio Ltda.	CFSP Full Compliant Smelter
Tin	PT O.M. Indonesia	CFSP Full Compliant Smelter
Tin	Metallo-Chimique N.V.	CFSP Full Compliant Smelter
Tin	Elmet S.L.U.	CFSP Full Compliant Smelter
Tin	PT Bangka Prima Tin	CFSP Full Compliant Smelter
Tin	PT Sukses Inti Makmur	CFSP Full Compliant Smelter

Tin	An Thai Minerals Co., Ltd.	CFSP Standard Smelter List
Tin	PT Kijang Jaya Mandiri	CFSP Full Compliant Smelter
Tin	PT Menara Cipta Mulia	CFSP Full Compliant Smelter
Tin	HuiChang Hill Tin Industry Co., Ltd.	CFSP Full Compliant Smelter
Tin	Gejiu Fengming Metallurgy Chemical Plant	CFSP Full Compliant Smelter
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CFSP Full Compliant Smelter
Tin	Modeltech Sdn Bhd	CFSP active smelter
Tin	Gejiu Jinye Mineral Company	CFSP Full Compliant Smelter
Tin	PT Lautan Harmonis Sejahtera	CFSP Full Compliant Smelter
Tin	Galloo N.V.	Smelter not listed
Tin	Global Advanced Metals	Smelter not listed
Tin	JX Nippon Mining & Metals Co., Ltd.	Smelter not listed
Tungsten	A.L.M.T. TUNGSTEN Corp.	CFSP Full Compliant Smelter
Tungsten	Kennametal Huntsville	CFSP Full Compliant Smelter
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CFSP Standard Smelter List
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Global Tungsten & Powders Corp.	CFSP Full Compliant Smelter
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Japan New Metals Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Kennametal Fallon	CFSP Full Compliant Smelter

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Wolfram Bergbau und Hütten AG	CFSP Full Compliant Smelter
Tungsten	Xiamen Tungsten Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CFSP Standard Smelter List
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Asia Tungsten Products Vietnam Ltd.	CFSP Full Compliant Smelter
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CFSP Standard Smelter List
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CFSP Standard Smelter List
Tungsten	H.C. Starck GmbH	CFSP Full Compliant Smelter
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CFSP Full Compliant Smelter
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CFSP Full Compliant Smelter
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CFSP Full Compliant Smelter

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CFSP Full Compliant Smelter
Tungsten	Niagara Refining LLC	CFSP Full Compliant Smelter
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CFSP Standard Smelter List
Tungsten	Hydrometallurg, JSC	CFSP Full Compliant Smelter
Tungsten	Unecha Refractory metals plant	CFSP Full Compliant Smelter
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CFSP Full Compliant Smelter
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CFSP Full Compliant Smelter
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	ACL Metais Eireli	CFSP active smelter
Tungsten	Woltech Korea Co., Ltd.	CFSP Full Compliant Smelter
Tungsten	Moliren Ltd	CFSP Full Compliant Smelter
Tungsten	Ganzhou Haichuang W Co., Ltd	Smelter not listed
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	Smelter not listed

*     The information in this column is based on smelter or refiner information made publicly available by CFSI as of May 12, 2017.  The terms used have the following meanings:

•                  “CFSP Compliant Smelter” means that a smelter or refiner participates in and has been listed as “compliant” by the Conflict-Free Smelter Program (“CFSP”) or is listed as “Re-audit in process” by the CFSI.

•                  “CFSP Active Smelter” is a CFSI designation that means that the smelter or refiner is listed as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or is participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewellry Program Chain-of-Custody Certification.

•                  “CFSP Standard Smelter List “ means that the smelter or refiner is listed on the CFSI Standard Smelter Names tab of the Conflict Minerals Survey but is not listed as “Compliant” or “Active.”